Exhibit 99.2

ACCURAY

Q1'FY27 Earnings Call Supplemental Presentation

November 4, 2026

This presentation contains forward-looking statements. See slide 2 for important cautionary information.

This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing.

Forward-Looking Statements

Statements made in this presentation (including the oral commentary that accompanies it) that are not statements of historical fact are forward-looking statements that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation relate, but are not limited, to the company's FY27 expectations and priorities and future results of operations and financial position, including expectations regarding: the ability to achieve the company's FY27 priorities; the company's ability to execute upon and realize the benefits of its transformation plans, priorities, and other strategic initiatives; the company's ability to realize the benefits of its refinancing transaction; the company's ability to deliver sustained performance and execute on its strategies and objectives, including related to its transformation efforts and refinancing plans; the company's ability to improve sales and drive margin expansion; expectations related to the amount and timing of realizing deferred margin from the company's China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates; and the company's ability to improve execution, drive sustainable, profitable growth, while creating long-term value for patients, providers and shareholders. Forward-looking statements generally can be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may," "will be," "will continue," "will likely result," and similar expressions. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the effects of the global macroeconomic conditions on the company's financial results and business as well as the business of the company's customers and suppliers; effects related to inflation and international tariffs; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the company's ability to successfully implement its transformation plan; the company's ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations, including foreign currency fluctuations; geopolitical uncertainty, including armed conflict or political instability in the Middle East or other regions in which the company or its customers operate, and the effect of such conditions on the timing of system installations, customer site readiness, service revenue recognition, and the ability to complete transactions in affected markets; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 27, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Accuray assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Non-GAAP Financial Measures

This presentation also contains non-GAAP financial measures. Management believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results. Additionally, these non-GAAP financial measures assist management in analyzing future trends, making strategic and business decisions, and establishing internal budgets and forecasts. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the Appendix.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Medical Advice Disclaimer

Accuray Incorporated as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual results may vary.

Accuray – Who we are

Mission

Expand the curative power of radiation therapy to improve as many lives as possible.

Vision

Possessing and accelerating a company-wide bias for action, urgent prioritization, execution grit, demonstrating and measuring success.

Positioning

Highly precise dose sculpting that maximizes tumor targeting while minimizing impact on healthy tissue, with Synchrony today and adaptive online technology on the near horizon.

Currently, we treat a patient every 1.8 seconds.

*As of October 2026. Sources: Accuray internal estimates. Average of patients treated per second across Global Accuray install base.

What Makes Accuray Systems Different?



Precision

Superior dose-on-tumor with minimal healthy tissue impact



Motion Management

Dynamic delivery model adapts in real-time to the movement and location of the tumor



Strategic Partnerships

Deliberate Strategic Partners to help us innovate and move faster

Q1'FY27 Financials

KEY FINANCIAL METRICS

$M	Q1	Y/Y
Revenues	**$86.5**	**(8%)**
Product	$27.3	(26%)
Service	$59.2	4%
Gross Margin	**$26.1**	**(3%)**
Op. Expenses	**$62.6**	**63%**
Adj. EBITDA [1]	**$2.5**	**160%**

Highlights

- Continued strong service revenue growth, driven by service contract pricing actions and nearly 3% growth in global installed base.
- Service gross margin increased 120 basis points, driven by pricing actions and a lower service labor costs.
- Transformation initiatives generated approximately **$13 million** of cost and margin improvement year over year; through headcount reductions, strategic partners, focused product development and marketing plans, and continued discretionary spending discipline.
- Operating expenses in Q1 included a $35.4 million non-cash goodwill impairment. Excluding that charge, operating expenses decreased 29% versus the prior year.
- The Company's financial foundation was strengthened by the $15 million investment associated with our previously announced TCW financing transaction in July.

1. Adjusted EBITDA is a non-GAAP measure. Please see Slide 7 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

FY27 Guidance

Continuing to exclude formal Revenue and Adjusted EBITDA guidance for FY27 at this time

ACCURAY

FY26 was about transformation. FY27 is about execution.

- Q1 Progress
  - Stronger service margins
  - Meaningfully lower cost structure
  - Greater financial flexibility

- FY27 Priorities:
  - Turn commercial pipeline and customer engagement into orders and product revenue
  - Continued service revenue and margin growth through pricing and a lower cost to serve
  - Maintain operating expense discipline; build upon efficiencies from transformation
  - Generate more operating leverage as product volumes increase
  - Advance innovation through strategic partnerships

- FY27 Guidance
  - Continuing to exclude formal Revenue and Adjusted EBITDA guidance for FY27 at this time

GAAP to Adjusted EBITDA Q1 FY'27 and Q1 FY'26

ACCURAY

Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization, Stock-Based Compensation, Changes in Fair Value of Warrant Liability, and Certain Non-Recurring, Irregular and One-Time Items (Adjusted EBITDA)

	Three Months Ended September 30,	
$K	2026	2025
GAAP net income (loss)	$ 10,134	$ (21,678)
Depreciation and amortization[(a)]	2,027	1,676
Stock-based compensation	1,121	2,515
Interest expense, net[(b)]	11,697	7,780
Gain on extinguishment of debt	(59,563)	-
Goodwill impairment	35,392	-
Provision for income taxes	517	471
Loss from change in fair value of warrant liability	707	1,874
IEEPA refund financing costs	55	-
Restructuring charges	383	2,811
Post financing costs	-	441
Adjusted EBITDA	$ 2,470	$ (4,110)

(a) Consists of depreciation, primarily on property and equipment, as well as amortization of capitalized software and intangibles.
(b) Consists of interest expense net of interest income.

ACCURAY

Thank you